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                                                                Exhibit 10.11


                  CONSULTING AND NON-COMPETITION AGREEMENT


     The Consulting and Non-Competition Agreement (the "Agreement') is made as of June 9th, 1998, between Nancy Hood Karp (the "Consultant") and Catapult Communications Corporation, a California corporation which is in the process of changing its state of incorporation to Nevada (the "Company").

                                 RECITALS

     WHEREAS, Consultant is presently a Director and Corporate Secretary to the Company and has since the Company's formation in 1985 performed substantive services for the Company, for example, and not by way of limitation, in the areas of business planning, accounting services, officer manager, facilities management, human resources, customer relations support for sales and marketing and corporate communications/operations;

     WHEREAS, the Company desires to assure itself of the continued availability and support of the Consultant.

                                 AGREEMENT

     ACCORDINGLY, IT IS AGREED between the parties as follows:

     1. ENGAGEMENT OF THE CONSULTANT. The Company hereby engages the Consultant as an independent contractor, and the Consultant accepts such engagement. The Consultant shall perform such research, projects and work "Projects") as are assigned to her by the President of the Company "President") from time to time consistent with the scope of work as described in Exhibit A. The Consultant and the President shall mutually agree to a scope of work for each Project, which shall describe the Project, the services to be performed and set a schedule for completing the services (the "Scope of Work"). The initial Scope of Work is attached hereto as Exhibit A. The manner and method of performance of each Project shall be at the discretion of the Consultant and shall not be subject to the control of the Company.

     2.  COMPENSATION.

         2.1 DAILY RATE. The Company shall pay (subject to applicable withholdings) the Consultant for services rendered a rate of $1,500 per day. A day shall consist of an eight-hour period within a standard twenty-four hour period, and should any Project require more or less than eight hours to perform, the applicable rate shall be pro-rated over an eight-hour period.

         2.2 MINIMUM MONTHLY PROJECTS. The Company shall, during the term of the Agreement, assign Projects to Consultant which result in compensation,to Consultant under the Agreement of not less than $4,500 per calendar month (subject to applicable withholdings). Should the Company fail to provide such minimum level of Projects, then, within thirty (30)days of the end of the month in which such minimum level was not satisfied, the Company

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shall pay to Consultant the difference between the amount actually earned by
Consultant during such month hereunder and $4,500.

          2.3 PAYMENT FOR SERVICES. The Consultant shall submit to the Company written invoices on a monthly basis for services rendered, describing the Project, the services performed and the total hours spent. The Consultant shall be paid within thirty (30) days from the date each invoice. Consultant agrees that she will not be entitled to payment for services she may render to the Company as Corporate Secretary.

     3.  TERM AND TERMINATION.

         3.1 TERM. Subject to Section 7.4 below, the Agreement shall be effective for a period of three years from the date of the Agreement unless earlier terminated in accordance with Section 3.2.

         3.2  TERMINATION.

              a. The Company shall have the right to terminate the Agreement only for a Material Breach (defined below) upon two weeks' written notice ("Termination Notice"). Upon receipt of the Termination Notice, the Consultant shall perform only such services necessary to wind up or complete any outstanding Project in an orderly manner and shall perform no further services.

              b. "Material Breach" shall mean any one or more of the following actions or events: (i) the Consultant's gross or continuing negligence in the performance of her services, provided that such negligence shall have been continuing for a period of thirty (30)days after delivery to Consultant by the Company of notice of such negligence; (ii)Consultant's refusal to perform such Projects as are reasonably assigned by the Company, provided that such refusal shall have been continuing for a period of thirty
(30) days after delivery to Consultant by the Company of notice of such refusal; (iii) embezzlement or attempted embezzlement from Company, its successors, assigns, affiliates or clients; (iv) dishonesty with respect to the Company, its operation or finances or its successors, assigns, affiliates and clients; (v) commission of a felony violation under federal or state law;
(vi) commission of any act involving willful or intentional injury to the Company or its reputation; or (vii) a material breach of this Agreement.

     4. EXPENSES. The Consultant shall be reimbursed for all reasonable expenses incurred by her in connection with performing a Project which are approved by the President in advance. For all expenses, the Consultant shall furnish to the Company detailed statements, receipts and vouchers to verify the expenses, and shall submit the expenses with the monthly invoices for services rendered in Section 2.3 of the Agreement. The Consultant shall use all forms required by the Company for submission of expenses.


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     5.  INDEPENDENT CONTRACTOR.

         5.1 NATURE OF RELATIONSHIP. It is specifically understood agreed that the Consultant is an independent contractor with respect to all services performed for the Company, and the Consultant shall be responsible to Company only for completion of a Project in compliance with the Scope of Work. Nothing in the Agreement is intended to or should be construed to create a partnership, joint venture or employment relationship. Since the Consultant will not be an employee of Company, the Consultant will not be entitled to any of the benefits which the Company provides to its employees, including, without limitation, group health or life insurance, profit-sharing or retirement benefits. The Consultant is not an agent of Company as a result of the Agreement, and the Consultant is not authorized to make any representation, contract or commitment on behalf of Company as a consequence of the Agreement. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefit.

         5.2 RESPONSIBILITY FOR TAXES. The Consultant will be solely responsible for and will file, on a timely basis, all tax returns and payments required to be filed and paid as a result of the services the Consultant performs under the Agreement and all compensation received for such services performed. Company shall report amounts paid to the Consultant by filing form 1099-MISC with the Internal Revenue Services, as required by law.

     6. CONFIDENTIAL INFORMATION. The Consultant recognizes that in the course of performing one or more Project(s) and rendering services under the Agreement, she will have access to and she may develop confidential and proprietary information, and trade secrets concerning the Company's business and operations, including, without limitation, financial and tax information, customer lists and data bases, business plans and development strategy, price lists, marketing methodology, marketing research, salary data and other information regarding the Company's employees, technical and engineering data and software and production, manufacturing and engineering processes (collectively referred to as "Confidential Information"). Confidential Information does not include any information which is or becomes part of the public domain not as a result of any violation by Consultant of any agreement with the Company. The Consultant recognizes that unauthorized use by Consultant or others or disclosure of the Confidential Information to competitors, non-authorized third parties or the general public would be detrimental to the Company. Accordingly, the Consultant covenants and agrees with the Company that she will keep secret and treat confidentially the Confidential Information, and she will not, either during the term of the Agreement or thereafter, disclose any of the Confidential Information to any person or entity nor shall she use the Confidential Information for any purpose other than purposes expressly authorized by the Company. The Consultant agrees that all restrictions contained in this paragraph are reasonable and valid under the circumstances and all defenses to the strict enforcement of the provision by the Company are hereby waived by the Consultant. Upon termination of the Agreement, the Consultant agrees to surrender promptly to the Company all software, databases, figures, calculations, reports, papers, documents, writings and other property produced by her or coming into her possession as a


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result of her services under the Agreement and relating to the Confidential
Information, and the Consultant understands and agrees that all such materials will at all times remain the exclusive property of the Company. Consultant hereby agrees that her obligations and agreements with respect to Confidential Information in this paragraph shall apply equally to Confidential Information to which she has had access in the course of rendering services to the Company prior to the date of this Agreement.

     7.  NON-COMPETITION COVENANTS

         7.1 RESTRICTIONS. In consideration for a lump sum cash payment of $18,000 payable upon execution of this Agreement, for a period of three (3) years from the date of this Agreement, the Consultant agrees that she will not, directly or indirectly, in the capacity of sole proprietor or independent contractor or as a member of a partnership or as an officer, director, employee, or shareholder of or investor of 3% or more in a corporation or other business entity or otherwise, do any of the following:

              a. perform services or offer advice or technical expertise involving, or for any entity involved in, the research, development, marketing, sale, installation or performance of software based test systems for the telecommunications marketplace, including but not limited to manufacturers of telecommunications equipment and network providers in the United States of America and the other geographic locations where the Company conducts its business between the date of the Agreement and the date of termination; or

              b.  solicit or encourage any customer of the Company either
(i) to purchase products, technology or services from an entity other than the Company ("customer" defined as any person or entity to whom the Company has sold products or for which the Company has performed services during the three (3) years preceding the date of this Agreement or from the date of the Agreement to the date of termination), or (ii) to cease conducting business with the Company; or

              c. induce, solicit or encourage an employee of the Company to terminate his or her employment with the Company.

          7.2 MODIFICATION BY COURT. The parties hereto agree that in the event that either the length of time or the geographical area is deemed unenforceable in any court proceeding, the court may reduce such restrictions to those which it deems enforceable and consistent with the intent of the parties insofar as possible.

          7.3 CONFLICT WITH EXISTING AGREEMENTS. The Consultant warrants and represents to Company that she is not party to or obligated by any other contract, agreement or duty of any nature which conflicts with or is inconsistent with the Agreement. The Agreement will not cause a default under any agreement or obligation to which the Consultant is bound.

     8. DISCOVERIES AND INVENTIONS. The Consultant assigns and agrees to assign to Company all her right, title, and interest worldwide in and to any and all inventions, copyright works, discoveries, developments, modifications, improvements, ideas, service marks,


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trademarks, copyrights know-how, techniques, designs, data, programs, processes, manufacturing techniques, formulae, computer programs, software and all other work product relating to the business of the Company (collective, "Work Product"), whether tangible or intangible, which the Consultant conceives, reduces to practice, reduces to writing, creates in software form, or other storage media either alone or jointly with others in the course of performing services for Company. The Work Product need not be subject to federal or state patent, copyright or trade mark protection to be subject to the provision. The Consultant agrees and acknowledges that the Work Product is the exclusive property of the Company.

     The Consultant agrees to perform all acts necessary to enable the Company to learn of, understand and protect the Work Product, including making full and immediate disclosure to Company of the Work Product, and assisting in preparation and execution of documents required to vest in Company patent and copyright protection. The Consultant agrees to execute upon request patent, copyright or similar applications and assignments to the Company as needed to vest title in the Company of the Work Product. In the event that the Company is unable for any reason whatsoever to secure the Consultant's signature to documentation required to apply for any patent, copyright or other applications regarding the Work Product, the Consultant hereby irrevocably designates and appoints Company and its duly authorized officers as her agent to act for and in her behalf and instead of the Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patent copyrights or other rights thereon with the same legal force and effect as if executed by the Consultant.

     The Consultant warrants and represents that Work Product which the Consultant has developed, conceived or reduced to practice in the course of performing services for the Company prior to the date of the Agreement (collectively, "Prior Work Product") has been disclosed to Company prior to the execution of the Agreement. The Consultant hereby assigns and transfers to the Company all Prior Work Product (if not already assigned) as of the date hereof.

     9. REMEDIES. The Consultant acknowledges that the provisions of Sections 6, 7 and 8 are necessary for the protection of Company. Company and its affiliates would be irreparably damaged in the event any of the provisions contained in these Sections were not performed in accordance with their specific terms or were to be otherwise breached. It is accordingly agreed that Company shall be entitled to temporary restraining orders and temporary and permanent injunction or injunctions to specifically enforce the restrictions and obligations of Section 6, 7 and 8 in any court, without the necessity of proving actual damages, in addition to any other remedy to which Company may be entitled, at law or in equity.

     10. VALIDITY OF COVENANTS. If any covenant or provision of the Agreement is determined to be void or unenforceable in whole or in part, it shall be deleted from the remaining Agreement shall be modified so as to render it enforceable in a manner consistent with the intent of the parties insofar as possible, and shall not affect or impair the validity of any other covenant or provision of the Agreement. The Consultant hereby agrees that all restrictions in the Agreement are reasonable and valid and defenses to the strict enforcement thereof by the


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Company are hereby waived by her. NOTICE. Any notice required by the
Agreement shall be sent by certified U.S. mail, correctly addressed and postage prepaid, return receipt requested, or by facsimile transmission, or by overnight courier or hand delivery, to the addresses set forth below:

          Company:                 Catapult Communications Corporation
                                   160 Whisman Road
                                   Mountain View, CA 94041
                                   phone:
                                   fax:

          The Consultant:          Nancy Hood Karp
                                   221 Parkside Drive
                                   Palo Alto, CA 94306
                                   phone: 650-493-3595
                                   fax: 650-493-2228

     11. WAIVER. A waiver by any party of any breach of the Agreement shall not constitute a waiver of future recurrences of such breach or other breaches. A waiver by any party of any terms, conditions, rights or obligations under the Agreement shall not constitute a waiver of such term, condition, rights or obligation in the future.

     12. GOVERNING LAW. THE PROVISIONS OF the AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     13. SUCCESSORS AND ASSIGN. The provisions hereof, where the context permits, shall inure to the benefit of and be binding upon the heirs, executors, administrators or other legal representatives of the Consultant and the successors and assigns of the Company, respectively, including in the case of the company its anticipated successor Nevada corporation, provided that the obligations of the Consultant hereunder may not be assigned without the express prior written consent of the Company.

     14. Entire Agreement; Amendment; Headings. The Agreement constitutes the entire understanding between the parties with reference to the subject matter hereof, supersedes all prior or contemporaneous promises or representations, written or oral; and shall not be changed or modified except by written instrument signed by each party. The Consultant agrees that all provisions of confidentiality, or assignment of inventions which may be applicable to her under agreements between Consultant and the Company existing on the date of the Agreement shall continue in full force and effect to the extent there is no conflict with the Agreement. The headings used in the Agreement are solely for convenience and are not to be used in construing or interpreting the Agreement.


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     15.  SURVIVAL OF COVENANTS.  The parties expressly agree the provisions of Sections 6, 7.3 and 8 shall survive the termination of the Agreement, and shall continue to bind the Consultant as stated therein.

Dated: June 9th, 1998
                                      CATAPULT COMMUNICATIONS
                                      CORPORATION


                                      By:  /s/ Richard A. Karp
                                          -----------------------------
                                          Richard A. Karp, President


                                      By:  /s/ Nancy Hood Karp
                                          -----------------------------
                                          Nancy Hood Karp


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                                  EXHIBIT A

                                SCOPE OF WORK

     Consulting Projects in the following areas:

HUMAN RESOURCES

- Employee relocation

- Interface with employee/INS immigration processes

FACILITIES

- Assist in Company facilities expansion and relocation on a worldwide basis

MARKETING

-  Assist sales/marketing in customer relations and corporate event planning

- Assist in developing end-user surveys to determine required features, packaging and new product improvements

-  Assist in developing surveys for application specific products

- Assist in developing surveys of "installed base" for other product improvements and needs for new products

-  Perform strategic market analysis of new ventures/acquisitions

GENERAL BUSINESS

-  Assist in developing Company's ongoing business plan